SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     March 5, 2003
                                                     -------------

                         CHINA AUTOMOTIVE SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


          Delaware                    000-33123                   33-0885775
--------------------------------------------------------------------------------
(State of Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)

                 No. 1, Henglong Road, Yu Qiao Development Zone
                 Shashi District, Jingzhou City, Hubei Province
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code     0716-8324631
--------------------------------------------------------------------------------

                                VISIONS-IN-GLASS

          (Former Name or Former Address, if changed since last report)

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

Set forth below are the Financial Statements related to the Registrant's acquisition of all of the equity interest of Great Genesis Holding Limited which acquisition was reported on Form 8-K filed with the Securities and Exchange Commission on March 20, 2003.

         (a)      Financial Statements of Businesses Acquired.

                     JI LONG ENTERPRISES INVESTMENT LIMITED

                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2002 AND 2001

                  Together With Report of Independent Auditors

                       (Amounts Expressed in U.S. Dollars)

                     JI LONG ENTERPRISES INVESTMENT LIMITED

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

                  Together With Report of Independent Auditors

                       (Amounts Expressed in U.S. Dollars)



                                TABLE OF CONTENTS




Report of Independent Auditors                                                 1

Balance Sheets                                                                 2

Statements of Income                                                           3

Statements of Cash Flows                                                       4

Statements of Stockholders' Equity                                             5

Notes to Financial Statements                                             6 - 14

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                          INDEPENDENT AUDITORS' REPORT


To The Stockholders and Board of Directors of
Ji Long Enterprises Investment Limited


We have audited the accompanying balance sheets of Ji Long Enterprises Investment Limited as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Ji Long Enterprises Investment Limited which include the operations of its corporate joint ventures, Jingzhou Henglong Automotive Parts Co. Ltd., Shenyang Jiubei Henglong Automotive Steering System Co. Ltd., Shashi Jiulong Power Steering Co. Ltd and Zhejiang Henglong & Vie Pump-Manu Co. Ltd, the investment in which, as discussed in Note 3 to the financial statements, is accounted for by the equity method of accounting. The investment in these joint ventures was $20,329,000 and $11,533,000 as of
December 31, 2002 and 2001, respectively, and the equity in its net income was $4,732,000 and $3,029,000 respectively, for the years then ended. The consolidated financial statements of Ji Long Enterprises Investment Limited under International generally accepted accounting principles and generally accepted auditing standards were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Ji Long Enterprises Investments Limited, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Ji Long Enterprises Investments Limited as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years ended December 31, 2002 and 2001 in conformity with generally accepted accounting principles in the United States of America.


/s/ Schwartz Levitsky Feldman llp

Toronto, Ontario
March 5, 2003                                              Chartered Accountants



1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663

JI LONG ENTERPRISES INVESTMENT LIMITED
Balance Sheets
As at December 31, 2002 and 2001
(Expressed in US Dollars in Thousands)
                                                           2002         2001
                                                             $            $
                                 ASSETS
CURRENT ASSETS

       Other receivables                                      --            216

EQUITY INVESTMENTS IN JOINT VENTURES (note 3)               20,329       11,533
                                                        ----------   ----------

                                                            20,329       11,749
                                                        ==========   ==========

                               LIABILITIES
CURRENT LIABILITIES

       Amounts due to shareholders/directors (note 4)       14,826        7,368
                                                        ----------   ----------

                          STOCKHOLDERS' EQUITY

SHARE CAPITAL (note 5)                                         195          195

RETAINED EARNINGS                                            5,308        4,186
                                                        ----------   ----------

                                                             5,503        4,381
                                                        ----------   ----------

                                                            20,329       11,749
                                                        ==========   ==========
















   The accompanying notes are an integral part of these financial statements.



APPROVED ON BEHALF OF THE BOARD

                                     Director
------------------------------------

                                     Director
------------------------------------

JI LONG ENTERPRISES INVESTMENT LIMITED
Statements of Income
For the years ended December 31, 2002 and 2001
(Expressed in US Dollars in Thousands)
                                                             2002         2001
                                                               $            $

EQUITY IN INCOME OF JOINT VENTURES (note 3)                    4,732       3,029
                                                           ---------   ---------

GENERAL AND ADMINISTRATIVE EXPENSES                                1           5

LOSS ON DISPOSITION OF EQUITY INVESTMENTS                       --           798
                                                           ---------   ---------

                                                                   1         803
                                                           ---------   ---------

INCOME BEFORE INCOME TAXES                                     4,731       2,226

       Income taxes (note 6)                                    --          --
                                                           ---------   ---------

NET INCOME                                                     4,731       2,226
                                                           =========   =========
























   The accompanying notes are an integral part of these financial statements.


JI LONG ENTERPRISES INVESTMENT LIMITED
Statements of Cash Flows
For the years ended December 31, 2002 and 2001
(Expressed in US Dollars in Thousands)
                                                                  2002         2001
                                                                    $            $
CASH FLOWS FROM OPERATING ACTIVITIES

       Net income                                                   4,731        2,226
       Adjustments to reconcile net income to net cash
           used in operating activities
       Equity in income of joint ventures                          (4,732)      (3,029)
       Loss on disposal/reduction of investments                     --            798
                                                                ---------    ---------
       Net cash used in operating activities                           (1)          (5)
                                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES

       Proceeds from disposition (acquisition of)
           equity investments                                      (7,139)       2,487
       Dividends received                                           3,074           12
       Decrease (increase) in other receivables                       216         (216)
                                                                ---------    ---------
       Net cash provided by (used in) investing activities         (3,849)       2,283
                                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES

       Increase in amount due to shareholders/directors             7,459       15,336
       Dividends Paid                                              (3,609)     (17,614)
                                                                ---------    ---------
       Net cash provided by (used in) financing activities          3,850        2,278
                                                                ---------    ---------

       Change during the year                                        --           --
       Cash beginning of year                                        --           --
                                                                ---------    ---------

       Cash end of year                                              --           --
                                                                =========    =========

















   The accompanying notes are an integral part of these financial statements.

JI LONG ENTERPRISES INVESTMENT LIMITED
Statements of Stockholders' Equity
For the years ended December 31, 2002 and 2001
(Expressed in US Dollars in Thousands)

                                   Common Stock         Retained
                               Number       Amount      Earnings       Total
                                               $            $             $


BALANCE, DECEMBER 31, 2000        1,500          195       19,574        19.769

       Add: Net income             --           --          2,226         2,226
       Less: Dividends             --           --        (17,614)      (17,614)
                             ----------   ----------   ----------    ----------

BALANCE, DECEMBER 31, 2001        1,500          195        4,186         4,381

       Add: Net income             --           --          4,731         4,731
       Less: Dividends             --           --         (3,609)       (3,609)
                             ----------   ----------   ----------    ----------

BALANCE, DECEMBER 31, 2002        1,500          195        5,308         5,503
                             ==========   ==========   ==========    ==========

























   The accompanying notes are an integral part of these financial statements.


JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in Thousands)




1.   GENERAL

     a)   Organization and Description of Business

          Ji Long Enterprise  Investment Limited (hereinafter referred to as the
          "Company")  was  incorporated  in Hong Kong with limited  liability on
          October 8, 1992.  The Company is an investment  holding  company.  The
          principal   activities  of  the  company's   corporate  joint  venture
          investments are manufacturing and selling of automotive  components in the People's Republic of China (the "PRC").

          The Company's financial statements for the years 2002 and 2001 reflect its equity interest in the following corporate joint ventures ("Joint
          Ventures"), whose principal activity is the manufacture of power steering systems and related products for different segments of the automobile industry in China:

                                                                                  Proportion of
                                                                                Ownership Interest
                                                    Country of            December 31,       December 31,
          Names                                   Incorporation               2002               2001
          -----                              ------------------------  ------------------  -----------------

          Jingzhou Henglong                  The People's Republic              42%              42%
          Automotive Parts Co. Limited       of China
          ("Henglong")

          Shashi Jiulong Power               The People's Republic              81%              49%
          Steering Co. Limited               of China
          ("Jiulong")

          Shenyang Jiubei Henglong           The People's Republic            37.6%               -
          Automotive Steering System         of China
          Co. Limited
          ("Shenyang")

          Zhejiang Henglong & Vie            The People's Republic              51%               -
          Pump-Manu Co. Limited              of China
          ("Zhejiang")

          In December, 2002, the Company increased its equity interest in Jiulong from 49% to 81%.

          In December, 2001, the Company reduced its equity interest in Henglong from 66% to 42%.

JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in thousands)




1.   GENERAL (cont'd)

     b)   Certain Significant Risks and Uncertainties

          The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

          The economy of the PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in the PRC.

          Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

          Any devaluation of the Renminbi (RMB) against United States dollar would consequently have adverse effects on the financial performance and the Company's asset values when measured in terms of the United States dollars. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

          On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the RMB amounts have been or could be, converted into US$ at that rate. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in thousands)




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   Basis of Presentation

          The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

     b.   Equity Method of Accounting

          The Company uses the equity method of accounting to record its investments in Joint Ventures. Under the equity method, original investments are recorded at cost and adjusted by the Company's share of undistributed earnings or losses of those entities. The Company determined that the Joint Venturers had retained certain rights under the Joint Venture Agreements that provided the Joint Venturers with the ability to participate in management. Under Emerging Issues Task Force Issue No. 96-16, if a minority joint venture partner has such rights, the majority joint venture partner is required to account for its interest in the joint venture under the equity method of accounting.

          The Company has not guaranteed any of the debts of its joint ventures.

     c.   Translation of Foreign Currencies

          The Company maintains its books and records in Hong Kong Dollars ("HK Dollars"), the functional currency, and the Joint Ventures maintain their books and records in Renminbi: ("RMB") the PRC's currency. Translation of amounts in United States dollars ("US$") has been made at the single fixed rate of exchange of US$ 1.00 : 7.8 HK Dollars and the translation of amounts in HK Dollars has been made at an approximate rate of 1 HK Dollar: 1.06 RMB.

          Foreign currency transactions, in HK Dollars and RMB, are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at balance sheet date. Non-monetary items are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses if any, would be included in the determination of earnings for the year.

          The translation of the financial statements of the Company from its functional currency into its reporting currency in United States dollars is performed as follows: Balance sheet accounts are translated using closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during each reporting period. Adjustments resulting from the translation, if any, would be included in cumulative other comprehensive income in stockholders' equity.

          The RMB is not readily convertible into United States dollars or other foreign currencies. The foreign exchange rate between United States dollars and RMB ranged from 1 RMB to US$0.1204 to US$0.1211, since inception to the fiscal periods covered in these financial statements. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in thousands)




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     d.   Current Assets and Liabilities

          Current assets are expected to be realized within twelve months of the balance sheet date or in the normal course of the operating cycle. Current liabilities are expected to be settled within twelve months of the balance sheet date or in the normal course of the operating cycle.

     e.   Income Taxes

          The Company accounts for income tax using Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

     f.   Fair Value of Financial Instruments

          The fair  values  of  amounts  due to  directors/shareholders  are not practical to estimate due to the related party nature of the underlying transactions. The carrying value of company's other receivables approximate fair values primarily because of the short maturities of these instruments.

     g.   Comprehensive Income

          SFAS No. 130 establishes standards for the display and reporting of comprehensive income. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. The company's only current component of comprehensive income is foreign currency translation adjustments.

     h.   Long-Lived Assets

          The company adopted the provisions of FAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of which has been superseded by FAS No. 144. FAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows as well as obtained a valuation, to evaluate the carrying amount and have determined that no impairment has occurred.

JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in thousands)




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     i.   Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

     j.   Recently Issued Accounting Pronouncements

          In April 2002, the FASB issued SFAS No. 145: "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This statement made revisions to the accounting for gains and losses from the extinguishment of debt, rescinded Statement No. 44, and required certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The Company is required to and will adopt SFAS No. 145 on January 1, 2002. The adoption of SFAS No. 145 does not have a material impact on the Company's financial statements.

          In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. This standard nullifies the guidance of EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. Under SFAS No. 146, the FASB concludes that an entity's commitment to an exit plan does not, by itself, create a present obligation to other parties that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. The Company considers this standard does not have material effect on its financial statements.

          In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial acquisitions of financial institutions, except transactions between two or more mutual enterprises. The Company does not expect that this standard will have any effect on its financial statements.

          In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both


JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in thousands)




2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     j.   Recently Issued Accounting Pronouncements (cont'd)

          annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company does not consider the adoption of SFAS No. 148 will have a material effect on its financial position, results of operations, or cash flows.

          In August 2001,  the FASB issued SFAS No. 143,  "Accounting  for Asset
          Retirement Obligations". SFAS No. 143 addresses the diverse accounting practices for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The
          Company will be required to adopt SFAS No. 143 effective January 1, 2003. The Company does not expect that the adoption of SFAS No. 143 will have a significant effect on the Company's financial statement presentation or disclosures.

          In November 2002, the FASB issued FASB Interpretation  ("FIN") No. 45,
          "Guarantors  Accounting and Disclosure  Requirements  for  Guarantees,
          Including Indirect Guarantees of Indebtedness of Others". FIN No. 45 clarifies disclosures that are required to be made for certain guarantees and establishes a requirement to record a liability at fair value for certain guarantees at the time of the guarantee's issuance.
          The disclosure requirements of FIN No. 45 have been applied in the Company's financial statements at December 31, 2002. The requirement to record a liability applies to guarantees issued or modified after December 31, 2002. The Company will adopt the measurement and recording provisions of FIN No. 45 prospectively beginning January 1, 2003.

          In  January  2003,  the FASB  issued  FIN No.  46,  "Consolidation  of
          Variable Interest Entities, an Interpretation of ARB 51". FIN No. 46 requires that the primary beneficiary in a variable interest entity consolidate the entity even if the primary beneficiary does not have a majority voting interest. The consolidation requirements of FIN No. 46 are required to be implemented for any variable interest entity created on or after January 31, 2003. In addition, FIN No. 46 requires disclosure of information regarding guarantees or exposures to loss relating to any variable interest entity existing prior to January 31, 2003 in financial statements issued after January 31, 2003. FIN No. 46 is effective for the Company on January 31, 2003, and is not expected to have a significant impact on the Company's financial statement presentation or disclosures.



3.   EQUITY INVESTMENTS IN JOINT VENTURES

     The financial  statements of the Joint Ventures were prepared in accordance
     with  International   Accounting  Standards  issued  by  the  International
     Accounting  Standards Committee ("IASC") and were audited by an independent certified  public  accountants  firm  practicing in Hong Kong in accordance with International Standards on Auditing. There are no material differences
     between   International   Accounting   Standards  and  generally   accepted
     accounting  principles in the United States of America as it relates to the
     Joint Ventures' financial statements.

     As of December 31, 2002 and 2001, the condensed balance sheets of the Joint
     Ventures were as follows (Expressed in US Dollars in thousands):

                          Henglong              Jiulong              Shenyang             Zhejiang
                      2002       2001       2002       2001       2002      2001       2002       2001
                        $          $          $          $          $         $          $          $
                    --------   --------   --------   --------   --------   -------   --------   --------
Current assets        27,358     16,491     20,314     24,043      2,406       -        2,450       --
Non-current           11,396      5,616      1,519      1,894      2,545       -        3,002       --
                    --------   --------   --------   --------   --------   -------   --------   --------
assets

Total assets          38,754     22,107     21,833     25,937      4,951       -        5,452       --
                    ========   ========   ========   ========   ========   =======   ========   ========

Current               22,880      7,312      9,789     14,859      1,258       -          494       --
liabilities
Non-current
  liabilities            196       --         --          490          9       -         --         --
Capital and
  reserves            15,678     14,795     12,044     10,588      3,684       -        4,958       --
                    --------   --------   --------   --------   --------   -------   --------   --------

Total liabilities
  And equity          38,754     22,107     21,833     25,937      4,951       -        5,452       --
                    ========   ========   ========   ========   ========   =======   ========   ========


JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in Thousands)




3.   EQUITY INVESTMENTS IN JOINT VENTURES (cont'd)

     As of December 31, 2002 and 2001, the condensed income statements of the Joint Ventures were as follows (expressend in US Dollars in thousands)

                       Henglong              Jiulong              Shenyang             Zhejiang               Total
                   2002       2001       2002       2001       2002      2001       2002      2001       2002       2001
                     $          $          $          $          $         $          $         $          $          $
                  -------    -------    -------    -------    -------   -------    -------   -------    -------    -------

Proportionate
ownership             42%        42%        81%        49%      37.6%       -          51%       -
interest

See note 1a) for changes on ownership interest during the periods.

Net sales          26,007     14,425     10,789     13,654      4,022       --          66       --      40,884     28,079

Cost of  goods
sold               14,841      7,862      5,881      6,839      3,814       --          69       --      24,605     14,701
                  -------    -------    -------    -------    -------   -------    -------   -------    -------    -------


Gross profit       11,166      6,563      4,908      6,815        208       --          (3)      --      16,279     13,378

Operating
expenses

General and
administrative
expenses            2,981      1,640      3,347      2,826        277       --         128       --       6,733      4,466
                  -------    -------    -------    -------    -------    -------   -------    -------   -------    -------


Income (loss) from
operations          8,185      4,923      1,561      3,989        (69)      --        (131)      --       9,546      8,912
Finance costs        (145)       (64)       (17)      (161)         2       --           6       --        (154)      (225)
Other income          451        118        216         31          9       --        --         --         676        149
                  -------    -------    -------    -------    -------    -------   -------    -------   -------    -------
Income (loss) before
provision for
income taxes        8,491      4,977      1,760      3,859        (58)      --        (125)      --      10,068      8,836

Provision for
income taxes        1,303        778        302        616       --         --        --         --       1,605      1,394
                  -------    -------    -------    -------    -------    -------   -------    -------   -------    -------

Net income (loss)   7,188      4,199      1,458      3,243        (58)      --        (125)      --       8,463      7,442
                  =======    =======    =======    =======    =======    =======   =======    =======   =======    =======

Equity in joint
ventures'
income              3,983      1,394        840      1,635        (21)      --         (70)      --       4,732      3,029
                  =======    =======    =======    =======    =======    =======   =======    =======   =======    =======

     During two years ended 31 December 2002, the Joint Ventures had entered into related party transactions as shown below (expressed in US Dollars in Thousand):

          Nature of related          Nature of
          party transactions         transactions
                                                           2002          2001
                                                        -----------  -----------
                                                             $             $
          Companies with common
          director                   Sales
                                     -  received               --           --
                                     -  receivable            1,589          170

                                     Purchases
                                     -  paid                    491        3,286
                                     -  payable               1,765          192

     These transactions were consummated under similar terms as those with the Company's customers and suppliers. The Company also purchased and disposed of equity interests in its Joint Ventures, to a director of and a party related to the company.


4.   AMOUNTS DUE TO SHAREHOLDERS / DIRECTORS

     The amounts due to shareholders / directors are unsecured, interest free and repayable on demand.

JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in Thousands)




5.   SHARE CAPITAL


                                                        2002           2001
                                                    ------------  ------------
                                                          $             $
         Authorized, issued and fully paid
              1,500 common shares with a par                 195           195
              value of HK$1,000 each (USD           ------------  ------------
              130)



     The Company had no stock options or warrants outstanding.

6.   INCOME TAXES

     No provision for Hong Kong profits tax has been made as the Company is an investment holding company and does not have any assessable profits in Hong Kong for the years ended December 31, 2002 and 2001.

     The Company also does not carry on any business and does not maintain any offices in the United States of America. Consequently, no provision for income taxes or tax benefits for the Company has been made in connection with the tax laws in the Unites States of America.

JI LONG ENTERPRISES INVESTMENT LIMITED
Notes to Financial Statements
December 31, 2002 and 2001
(Expressed in US Dollars in Thousands)




7.   SUBSEQUENT EVENTS

     a) As at December 31, 2002, the investors of Shenyang are the Company, Henglong, Shengyang Automotor Industry Investment Corporation and Shenyang Jinbei Automotor Industry Co., Ltd. On December 12, 2002, according to a decision made at the meeting of the board of directors, 30% of the stock rights held by Henglong was transferred to the Company, and 17% of the stock rights held by Shengyang Automotor Industry Investment Corporation was transferred to Shenyang Jinbei Automotor Industry Co., Ltd. On January 8, 2003, the Company and Henglong signed an agreement for the transfer of stock rights, which agreement should be completed within 6 months.

     b)   Share Exchange Agreements and Reverse Merger

          On January 3, 2003, Great Genesis Holdings Limited ("Great Genesis") was incorporated under The Companies Ordinance in Hong Kong as a limited liability company. On March 4, 2003, all of the shareholders of the Company exchanged their 100% shareholder interest in the Company for a 100% shareholder interest in Great Genesis. Consequently, the Company became a wholly-owned subsidiary of Great Genesis.

          Effective March 5, 2003, Visions-In-Glass, Inc., a United States public company incorporated in the State of Delaware ("Visions"), entered into a Share Exchange Agreement, as a result of which Great Genesis became a wholly-owned subsidiary of Visions. Visions subsequently changed its name to China Automotive Systems, Inc.

          In exchange for the acquisition of 100% of the shareholder interests in Great Genesis, the shareholders of Great Genesis were issued 20,914,250 shares of common stock of Visions. In addition, the shareholders of Great Genesis separately purchased 1,100,750 shares of the 5,293,000 shares of common stock of Visions outstanding prior to the acquisition of Great Genesis by Visions, for $275,000. Accordingly, the former shareholders of Great Genesis currently own 22,015,050 shares of the 26,207,260 shares of common stock of Visions currently outstanding.

          The acquisition of Great Genesis by Visions will be accounted for as a recapitalization of Great Genesis, pursuant to which the accounting basis of Great Genesis will continue unchanged subsequent to the transaction date. Accordingly, the pre-transaction financial statements of Great Genesis will become the historical financial statements of Visions.

          In conjunction with this transaction, Visions issued common stock purchase warrants to three consultants to acquire an aggregate of 550,375 shares of common stock, exercisable for a period of one year at $1.20 per share.

(b)       Proforma Financial Information.

         The following Unaudited pro forma combined financial statements give effect to the merger using the purchase method of accounting as prescribed by Statement of Finacnial Accounting Standards No. 141 "Business Combination". The following Unaudited financial pro forma combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Visions-In-Glass Inc. (subsequently named China Automotive Systems Inc. ("China Automotive"), New Genesis Holdings Limited ("New Genesis") and Ji Long Enterprises Investments Limited ("Ji Long") which are included in the notes to the financial statements, or elsewhere, in this document.

         The Unaudited pro forma combined financial statements are provided for information purposes only and do not purport to represent what the combined financial position and results of operations would have been had the merger in fact occurred on the dates indicated. The following Unaudited pro forma combined balance sheet represents the combined financial position of China Automotive, Great Genesis and Ji Long as of December 31, 2002. The Unaudited pro forma combined statement of operations give effect to the proposed merger of China Automotive, Great Genesis and Ji Long for the period ended December 31, 2002, assuming the merger occurred in the earliest period. The Unaudited pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.



                          CHINA AUTOMOTIVE SYSTEMS INC.
                         (FORMERLY VISION-IN-GLASS INC.)
            (SUCCESSOR TO JI LONG ENTERPRISES INVESTMENT LIMITED AND
                        GREAT GENESIS HOLDINGS LIMITED)
                                 BALANCE SHEETS
                                DECEMBER 31, 2002
                     (EXPRESSED IN US DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                     China           Great         Ji Long       Pro Forma      Pro Forma
                                     Automotive      Genesis                     Adjustments
                                     (formerly
                                     Vision-in-
                                     Glass Inc.)

                                          $             $              $              $               $

CURRENT ASSETS                             --             --            --                             --

EQUITY INVESTMENTS                         --               10        20,329            (10)        20,329
                                     -----------   -----------    -----------                   -----------

TOTAL ASSETS                                --               10        20,329            (10)        20,329
                                     ===========    ===========   ===========    ===========    ===========


CURRENT LIABILITIES

     Accounts payable and accrued
       liabilities                             1                         --            --                1
     Amounts due to
       shareholders/directors               --                         14,826          --           14,826
                                     -----------    -----------   -----------    -----------    -----------

TOTAL CURRENT LIABILITIES                      1         14,826        14,827

STOCKERHOLDERS' EQUITY

     Common stock                              1             10           195           (205)             1
     Additional paid-in                        9                         --              184            193
     Accumulated retained earnings
       (deficit)                             (11)                       5,308             11          5,308
                                     -----------    -----------   -----------    -----------    -----------

TOTAL STOCKHOLDERS EQUITY                     (1)            10         5,503            (10)         5,502
                                     -----------    -----------   -----------    -----------    -----------

                                            --               10        20,329            (10)        20,329
                                     ===========    ===========   ===========    ===========    ===========



1. To record the acquisition of Ji Long by Great Genesis and the subsequent acquisition of Great Genesis by China Automotive as more fully set out in note 7(b) of the financial statements of Ji Long.


                          CHINA AUTOMOTIVE SYSTEMS INC.
                         (FORMERLY VISION-IN-GLASS INC.)
            (SUCCESSOR TO JI LONG ENTERPRISES INVESTMENT LIMITED AND
                        GREAT GENESIS HOLDINGS LIMITED)
                                INCOME STATEMENT
                                DECEMBER 31, 2002
                     (EXPRESSED IN US DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                  China          Great         Ji Long        Pro Forma      Pro Forma
                                  Automotive     Genesis                      Ajustments
                                  (formerly
                                  Vision-in-
                                  Glass Inc.)

                                       $              $             $             $              $


REVENUE                                  --             --            --                            --
                                                                                             -----------

     EQUITY IN EARNINGS                  --             --           4,732                          --
                                  -----------    -----------   -----------                   -----------

COSTS AND EXPENSES
     GENERAL AND ADMINISTRATIVE
          EXPENSES                        (10)          --              (1)                          (11)
                                  -----------    -----------   -----------                   -----------

LOSS FROM OPERATIONS                      (10)          --              (1)                          (11)
                                  ===========    ===========   ===========                   ===========


INCOME (LOSS) BEFORE PROVISION
     FOR INCOME TAX                       (10)          --           4,731                         4,721

     INCOME TAX                          --             --           4,731                         4,721
                                  -----------    -----------   -----------                   -----------

NET INCOME (LOSS)                         (10)          --           4,731                         4,721
                                  ===========    ===========   ===========                   ===========


INCOME LOSS PER COMMON SHARE
     BASIC AND DILUTED                   --                                                        (0.18)
                                  ===========                                                ===========

WEIGHTED AVERAGE NO. OF
     COMMON SHARES OUTSTANDING
     BASIC AND DILUTED                   --                                                   26,757,635
                                  ===========                                                ===========

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VISIONS-IN-GLASS, INC.

Date:    May 16, 2003                            By:  /s/ Hanlin Chen
                                                      ---------------
                                                 Name:  Hanlin Chen
                                                 Title:  Chief Executive Officer